September 25, 1997



II-VI Incorporated
375 Saxonburg Boulevard
Saxonburg, PA 16056
Attention:  James Martinelli
            Vice President and Chief Financial Officer


Re:  $10,000,000 Committed Line of Credit
     237,000,000 Japanese Yen Term Loan

Ladies/Gentlemen:

We are pleased to inform you that PNC Bank, National Association (the "Bank") has approved your request for (i) a $10,000,000 unsecured, committed line of credit (the "Line of Credit") and
(ii) a 237,000,000 Japanese Yen term loan (the "Tern Loan") to II-VI, Inc. (the "Borrower"). The Bank is willing to establish the Line of Credit and the Term Loan upon the following terms and conditions:

       1.  The Line of Credit.

       (a) Commitment. The Bank hereby agrees to make advances ("Advances") to the Borrower under the Line of Credit in an aggregate amount not to exceed $10,000,000 at any one time outstanding. The Line of Credit shall be available for a period of 364 days from the date hereof to September 24, 1998 (the "Expiration Date"), or such later date as may be designated by the Bank by written notice to the Borrower. Subject to the terms and conditions hereof, the Borrower shall have the right to borrow, repay and reborrow amounts hereunder during the period of the Line of Credit; provided that principal amounts outstanding and all accrued unpaid interest under the Line of Credit shall be repaid in full on or before the Expiration Date.

       (b) Note. The Borrower's obligation to repay the Advances shall be evidenced by a promissory note substantially in the form of Exhibit "A" attached hereto
(the "Line of Credit Note").

       (c)  Advance Procedures.  The Borrower may request
Advances under the Line of Credit upon giving oral or written notice to the Bank by 11:00 a.m. (Pittsburgh, Pennsylvania time) (i) two (2) Business Days prior to the proposed Advance, for Advances bearing interest based on the Euro-Rate as provided below, or (ii) on the same day (which shall be a Business Day) as the proposed
Advance, for Advances bearing interest based on the Prime
Rate as provided below; in each case followed promptly thereafter by the Borrower's written confirmation to the Bank of any oral notice. The Borrower authorizes the Bank to accept telephonic requests for Advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions.

       (d) Interest Rate. Each Advance under the Line of Credit shall bear interest at a rate per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the sum of (i) the Euro-Rate plus
(ii) seventy-five (75) basis points (0.75%) per annum, for the Euro-Rate Interest Period in an amount equal to such Advance and having a comparable maturity as determined at or about 11 a.m. (eastern time) two Business Days prior to the commencement of the Euro-Rate Interest Period. For the purpose hereof, the following terms shall have the following meanings:

       "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania

       "Euro-Rate" shall mean, with respect to any Advance for any Euro-Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upward to the nearest 1/16th of 1% per annum) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Advance and having a borrowing date and a maturity comparable to such Euro-Rate Interest
Period by (ii) a number equal to 1.00 minus the Euro-
Rate Reserve Percentage.

       "Euro-Rate Interest Period" shall mean the period of one, two or three months selected by the Borrower commencing on the date of disbursement of a Advance and each successive period selected by the Borrower thereafter; provided, that if a Euro-Rate
Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding
Business Day, unless such day falls in the succeeding calendar month in which case the Euro-Rate Interest
Period shall end on the next preceding Business Day.
In no event shall any Euro-Rate Interest Period end on a day after the Expiration Date.

       "Euro-Rate Reserve Percentage" shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal
Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding
(currently referred to as "Eurocurrency liabilities").

If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the interbank eurodollar market for the selected term, or adequate means do not exist for ascertaining the Euro-Rate, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of Advances bearing interest based on the Euro-Rate shall be suspended, and (b) the interest rate for all Advances then bearing interest based on the Euro-Rate shall be converted at the expiration of the then current Euro-Rate Interest Period(s) to, and any new Advances shall be made at, a per annum interest rate equal to the rate announced from time to time by the Bank as its prime rate, which rate may not be the lowest interest rate then being charged to commercial borrowers by the Bank (the "Prime Rate") minus 125 basis points (1.25%).

In addition, if, after the date of this letter, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans bearing interest based on the Euro-Rate Option, the Bank shall notify the Borrower. Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of Advances bearing interest based on the Euro-Rate shall be suspended, and (b) the interest rate on all Advances then bearing interest based on the Euro-Rate shall be converted to bear interest at a rate equal to the Prime Rate minus 125 basis points (1.25%) per annum either (i) on the last day of the then current Euro-Rate Interest Period(s) if the Bank may lawfully continue to maintain Advances based on the Euro-Rate to such day, or (ii) immediately if the Bank may not lawfully continue to maintain Advances based on the Euro-Rate.

       (e) Payment of Interest. The Borrower shall pay accrued interest on the unpaid principal balance of the Line of Credit Note in arrears: (a) for the portion of the Advances bearing interest based on the Euro-Rate, on the last day of each Euro-Rate Interest Period, (b) if any Euro-Rate Interest Period is longer than ninety days, then also on the ninetieth day of such interest period and every ninety days thereafter, (c) for the portion of the Advances bearing interest based on the Prime Rate, on the last Business Day of each calendar quarter during the term hereof, and (d) for all Advances, at maturity, whether by acceleration of the Line of Credit Note or otherwise, and after maturity, on demand until paid in full.

       (f) Default Rate. After the principal amount of all or any part of the Advances shall have become due and payable, whether by acceleration or otherwise, all the Advances shall bear interest at a rate per annum which shall be 200 basis points (2%) per annum above the rate otherwise in effect

       2. Term Loan.

       (a) Type of Facility and Use of Proceeds. This is a term loan in the amount of 237,000,000 Japanese Yen (the
"Term Loan").

       (b)  Interest Rate.  Amounts outstanding under the
Term Loan will bear interest as provided in the Term Note
(as defined below).

       (c) Repayment. Principal of, and interest accrued on, the Term Loan shall be payable as provided in the Term
Note.

       (d) Note. The obligation of the Borrower to repay the Term Loan shall be evidenced by a rate protection term note substantially in the form of Exhibit "B" attached hereto (the "Term Note").

       3. Use of Proceeds. The proceeds of the Advances shall be used by the Borrower as direct extensions of credit from the Bank to fund working capital needs of the Borrower and other general corporate purposes. The proceeds of the Term Loan shall be used by the Borrower for funding foreign exchange transactions.


       4. Loan Documents. This Agreement, the Line of Credit Note and the Term Note are collectively referred to as the "Loan
Documents".

       5. Conditions to Lending. The obligation of the Bank to make any loan hereunder is subject to the conditions that:

       (a) in the case of the initial loan hereunder, the Borrower shall provide to the Bank this Agreement and the Notes, each duly executed by the Borrower; evidence of the due authorization by the Borrower of this Agreement and the Notes; and such other instruments as the Bank shall reasonably require in form and substance satisfactory to the Bank.

       (b) each request for an advance under the Line of Credit shall constitute, and the advance under the Term Loan as of the time made, a certification by the Borrower that the Borrower shall have performed and complied with all agreements and conditions herein required under this Agreement, and at the time of such advance, no condition or event shall exist which constitutes an Event of Default.

       6. Covenants. Unless waived in writing by the Bank or until payment in full of the Term Loan and the Line of Credit and termination of the Line of Credit:

       (a) The Borrower shall maintain books and records in accordance with GAAP and give representatives of the Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and the Borrower will make available to the Bank for examination copies of any reports, statements or returns which the Borrower may make to or file with any governmental department, bureau or agency, federal or state.

       (b) Within 90 days of the end of the Borrower's fiscal year, the Borrower will deliver to the Bank (i) its annual report on Securities and Exchange Commission Form 10K, and
(ii) its balance sheet and statement of income and cash flows for the fiscal year, audited and certified without qualification by a certified public accountant acceptable to the Bank and prepared in accordance with generally accepted accounting principles.

       (c) Within 45 days of the end of each of the Borrower's fiscal quarters, the Borrower will deliver to the Bank its quarterly report on Securities and Exchange
Commission Form 10Q.

       (d) The Borrower will promptly submit to Bank such other information relating to the Borrower as the Bank may reasonably request.

       (e) The Borrower will pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Bank in its sole discretion.

       (f) The Borrower will do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; keep its properties in good operating condition and repair; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

       (g) The Borrower will maintain with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated. In the event of a conflict between the provisions of this Section and the terms of any Security Documents relating to insurance, the provisions in the Security Documents will control.

       (h) The Borrower will comply with all laws applicable to the Borrower and to the operation of its business
(including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls).

       (i) The Borrower shall cause, at all times, the indebtedness outstanding under this letter agreement to rank at least pari passu with all other indebtedness for borrowed money of the Borrower, the principal amount of which is in excess of $1,000,000.

       (j) The Borrower will not make or permit any change in the nature of its business as carried on as of the date of this letter or permit any change in control of more than a majority of its board of directors or its voting stock.

       (k) The Borrower will not merge or consolidate with or into any person, firm or corporation (except for mergers or consolidations where the Borrower is the surviving entity) or lease, sell, transfer or otherwise dispose of all, or substantially all, of its property, assets and business whether now owned or hereafter acquired.

       (l)  The Borrower will not allow its Tangible Net
Worth to be less than $20,000,000 at any time during the term hereof. "Tangible Net Worth" means stockholder's equity in the Borrower less any advances to third parties and any items properly classified as intangibles, in accordance with generally accepted accounting principles.

       (m) The Borrower will maintain at all times a ratio of
(i) total liabilities to (ii) Tangible Net Worth of less than 2.0 to 1.

       (n) The Borrower will maintain at all times a ratio of Operating Cash Flow to the total of Fixed Charges of at least 1.2 to 1. "Operating Cash Flow" means net income plus interest expense plus depreciation plus amortization plus other non-cash items less dividends. "Fixed Charges" means the sum of Current Maturities plus interest expense plus Unfunded Capital Expenditures. "Current Maturities" means the current principal maturities of all indebtedness for borrowed money (including but not limited to amortization of capitalized lease obligations) having an original term of one year or more, as well as any prepayments of such indebtedness prior to scheduled maturity. "Unfunded Capital Expenditures" means capital expenditures made from the Borrower's funds other than borrowed funds.


       7. Representations and Warranties. The Borrower represents and warrants to the Bank as follows:

       (a) The Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing.

       (b) The Borrower has the power to make and carry out the terms of the Loan Documents and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents.

       (c) The Loan Documents constitute the legally binding obligations of the Borrower, enforceable in accordance with their respective terms.

       (d) The making and performance of the Loan Documents do not and will not violate in any respect any provisions of
(i) any federal, state or local law or regulation or any order or decree of any federal, state or local governmental authority, agency or court, or (ii) the organizational documents of the Borrower or of any of its subsidiaries, or
(iii) any mortgage, contract or other undertaking to which the Borrower is a party or which is binding upon the Borrower or any of its subsidiaries or any of their respective assets, and do not and will not result in the creation or imposition of any security interest, lien, charge or other encumbrance on any of their respective assets pursuant to the provisions of any such mortgage, contract or other undertaking.

       (e) Neither the Borrower nor any of its subsidiaries is in default with respect to any material order, writ, injunction or decree (i) of any court or (ii) of any Federal, state, municipal or other governmental in-strumentality. The Borrower and each subsidiary is substantially complying with all applicable statutes and regulations of each governmental authority having jurisdiction over its activities, except where failure to comply would not have a material adverse effect on the Borrower and its subsidiaries, taken as a whole.

       (f) There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower or its officers or directors for any such action, suit, proceedings or investigation.

       (g) The Borrower's latest financial statements provided to the Bank are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Borrower's operations for the period specified therein. The Borrower's financial statements have been prepared in accordance with generally accepted accounting principles consistently applied from period to period subject in the case of interim statements to normal year-end adjustments. Since the date of the latest financial statements provided to the Bank, the Borrower has not suffered any damage, destruction or loss which has materially adversely affected its business, assets, operations, financial condition or results of operations.

       (h) The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon the Borrower or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

       8. Default. The events which give the Bank the right to accelerate the maturity of the loans outstanding hereunder and/or terminate commitment of the Bank to lend under the Line of Credit are set forth in the Notes.

       9. Notices. All notices required to be sent to the Borrower shall be sent by hand delivery, overnight courier or facsimile transmission (with confirmation of receipt) to the Borrower at the address set forth on the records of the Bank.

       10. Expenses. The Borrower shall reimburse the Bank for the Bank's expenses (including the reasonable fees and expenses of the Bank's outside and in-house counsel) in documenting and closing this transaction and in connection with any amendments, modifications, renewals or enforcement actions relating to the advances hereunder.

       11. Governing Law. This Agreement and the Notes shall be governed by the laws of the Commonwealth of Pennsylvania, excluding its conflict of law rules.

       12. Counterparts. This Agreement may be executed in counterparts, each of which when executed by the Borrower and the Bank shall be regarded as an original.

If the foregoing accurately reflects the understanding of the parties, please execute the duplicate original of this Agreement and return it to me.

                                   Very truly yours,

                                   PNC BANK, NATIONAL ASSOCIATION



By       /s/ Enrico Della Corna
  ----------------------------------

Title        Vice President
     -------------------------------

Accepted, with the intent to be legally bound, this 31st day of December, 1997

II-VI INCORPORATED


By       /s/ James Martinelli
  ----------------------------------
Title        Treasurer & C.F.O.
     -------------------------------



                   COMMITTED LINE OF CREDIT NOTE


$10,000,000.00                                 September 25, 1997


FOR VALUE RECEIVED, II-VI INCORPORATED (the "Borrower"), with an address at 375 Saxonburg Boulevard, Saxonburg, Pa 16056 promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222-2707, or at such other location as the Bank may designate from time to time, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (the "Facility") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

1. Interest. Interest on the unpaid principal balance hereof shall be due and payable at the rates and the times set forth in that certain Letter Agreement dated December 30, 1998 by and between the Borrower and the Bank (the Letter Agreement and all extensions, renewals, amendments, substitutions or replacements referred to herein as the "Agreement"). In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

2. Advances. The Borrower may borrow, repay and reborrow hereunder until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as defined herein). The "Expiration Date" shall mean September 24, 1998, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the initial Expiration Date. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

3. Payment Terms. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on the Expiration Date. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

4. Prepayment. The Borrower shall have the right to prepay at any time and from time to time, in whole or in part, without penalty, any advance hereunder which is accruing interest at a rate based upon a floating rate. If the Borrower prepays all or any part of any advance which is accruing interest at a fixed rate on other than the last day of the applicable interest period, the Borrower shall also pay to the Bank, on demand therefor, the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield, on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note.

5. Yield Protection. The Borrower shall pay to the Bank, on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets. In addition, the Borrower agrees to indemnify the Bank against any loss or expense which the Bank, as a consequence of either (i) the Borrower's failure to make a payment on the due date thereof or (ii) the Borrower's payment, prepayment or conversion of any Loan bearing interest based upon the Euro-Rate on a day other than the last day of the applicable Euro-Rate Interest Period, may sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain such Loan or any part thereof. The Bank's determination of an amount payable under this paragraph shall, in the absence of manifest error, be conclusive and shall be payable on demand.

6. Loan Account. The Bank shall open and maintain on its books a loan account in the name of the Borrower with respect to advances, payments and the computation and payment of interest, fees and other amounts due hereunder and under the Agreement. Such loan account shall be conclusive and binding on the Borrower as to the amount at any time due to the Bank from the Borrower except in the case of error in computation.

7. Other Loan Documents. This Note is issued in connection with the Agreement, the terms of which are incorporated herein by reference (the Agreement, the Notes and the other instruments and agreements described therein, shall be collectively referred to as the "Loan Documents"), and is secured by the property described in the Loan Documents (if any) and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note. Initially capitalized words and terms used in this Note without definition shall have the same meanings herein as are assigned to them in the other Loan Documents.

8. Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note:
(i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt, liability or obligation to the Bank of any Obligor; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within ten days of the entry thereof; (viii) in the event that this Note or any guarantee executed by any Guarantor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the opinion of the Bank at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated; (ix) any material adverse change in the business, assets, operations, financial condition or results of operations of any Obligor; (x) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor; (xi) any representation or warranty made by any Obligor to the Bank in any Loan Document, or any other documents now or in the future securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; or (xii) the failure of any Obligor to observe or perform any covenant or other agreement with the Bank contained in any Loan Document or any other documents now or in the future securing the obligations of any Obligor to the Bank.

As used herein, the term "Obligor" means any Borrower and any Guarantor, and the term "Guarantor" means any guarantor of the obligations of the Borrower to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Bank and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the option of the Bank, this Note will bear interest at the Default Rate (as provided for in the Agreement) from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

9. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

10. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.

The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral.

If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of Bank and its successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES.
The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

11. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:                       II-VI INCORPORATED

/s/ Michelle L. Freehling           By: /s/ James Martinelli (SEAL)
--------------------------              ----------------------------
Print Name: Michelle L. Freehling   Print Name: James Martinelli
                                    Title: Treasurer & C.F.O.